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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF GILEAD SCIENCES, INC.

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NAME OF SUBSIDIARY                                            COUNTRY OR STATE OF INCORPORATION
------------------                                            ---------------------------------
Gilead Sciences Limited                                       Ireland
Gilead Sciences GmbH                                          Germany
Gilead Sciences Sarl                                          France
Gilead Sciences S.r.l.                                        Italy
Gilead Sciences, S.A.                                         Spain
Gilead Sciences, Lda.                                         Portugal
Gilead Sciences Ltd.                                          United Kingdom
Gilead Sciences International Ltd.                            United Kingdom
Gilead Sciences PTY Limited                                   Australia
Gilead Sciences B.V.                                          Netherlands
NeXstar Pharmaceuticals International, Inc.                   Delaware
Gilead Irish Holdings, Ltd.                                   Ireland
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